EXHIBIT 10.2

                       LOAN AND SECURITY AGREEMENT
                                (AR)


     THIS LOAN AND SECURITY AGREEMENT is entered into as of April 23, 2008 by and among (1) AMERICAN TONERSERV CORP., a Delaware corporation ("Borrower"), (2) each of the parties identified on the signature pages hereof as a "Guarantor" and each other party that becomes a Guarantor pursuant to Section 8.8 (the "Guarantors"), and (3) CELTIC CAPITAL CORPORATION, a California corporation ("Lender").

     1. Rules of Construction; Definitions. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles and practices consistently applied. All references herein to the singular or plural shall also mean the plural or singular, respectively. Words importing any gender include the other genders. References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to. References to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form. The words "including," "includes" and "include" are deemed to be followed by the words "without limitation." References to articles, sections (or subdivisions of sections), recitals, exhibits, annexes and schedules are to those of this Agreement unless otherwise specified. References to agreements and other contractual instruments are deemed to include all amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. References to persons and entities include their respective permitted successors and assigns. All terms used herein that are defined in the California Uniform Commercial Code shall have the meanings ascribed thereto therein unless otherwise defined in this Agreement. As used herein, the following terms shall have the following meanings:

          1.1 "Account Debtor" - any obligor to a Credit Party on an account, chattel paper, instrument or general intangible, or otherwise, including any customer of a Credit Party that makes payment to such Credit Party before, or simultaneously with, such Credit Party's delivery of goods or services to such customer.

          1.2 "Agreement" - this Loan and Security Agreement, together with all exhibits and schedules hereto.

          1.3 "Anniversary Date" - the date that is one year after the day on which the first Credit Accommodation is made hereunder, and each successive date that is one year after such date or any such successive date.

          1.4   "A/R Advances" - as defined in Section 2.1.1.

          1.5 "A/R Administrative Fee" - a fee at the rate of twenty-four one hundredths of one percent (.24%) per month on the average daily balance of the gross face amount of the Credit Parties' accounts outstanding, as determined by Lender in its sole discretion.

          1.6   "A/R Allowable Amount" - the lesser of the A/R
Borrowing Base and the A/R Maximum Commitment.

          1.7 "A/R Borrowing Base" - eighty percent (80%) of the Net Face Amount of Eligible Accounts.

          1.8      "A/R Maximum Commitment" - $2,000,000.00.

          1.9 "Availability Reserves" - as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith to reduce the amount of A/R Advances that would otherwise be available to Borrower hereunder: (a) to reflect events, conditions, contingencies and risks that, as determined by Lender in good faith, do or may affect (i) the Collateral or any other property that is security for the Obligations, including the value of the Collateral or such other property, (ii) the assets, business or prospects of Borrower or any other Credit Party or (iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); (b) to reflect Lender's good-faith belief that any Collateral report or financial information furnished by or on behalf of Borrower or any other Credit Party to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts that Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

          1.10   "Borrower's Account" - the deposit account of
Borrower, account number __________, maintained by Borrower with
_________________________ at its office located at
_________________________.

          1.11 "Claim" - any claim, cause of action, action, dispute or controversy between one or more of the Credit Parties, on the one hand, and Lender, on the other hand, whether sounding in contract, tort or otherwise, that arises out of or relates to (a) any of the Documents, (b) any negotiations or communications relating to any of the Documents, whether or not incorporated into the Documents or any indebtedness evidenced thereby, or (c) any alleged agreements, promises, representations or transactions in connection with any of the foregoing.

          1.12 "Collateral" - all of each Credit Party's right, title and interest in and to the following, whether now owned or hereafter acquired, whether now or hereafter existing and wherever located, together with all collateral now or hereafter described in any UCC Financing Statement filed against any Credit Party naming Lender as the secured party:

          1.12.1 accounts; returned, reclaimed or repossessed goods, and rights as an unpaid vendor, with respect to accounts; contract rights; chattel paper; general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names and applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, software, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment and fixtures); money; documents; instruments including promissory notes; letters of credit and letter of credit rights; and deposit accounts;

          1.12.2   goods, including:

               1.12.2.1 inventory, wherever located, including raw materials, work-in-process, finished goods, and all names or marks affixed or to be affixed thereto for purposes of selling the same by the seller, manufacturer, lessor or licensor thereof;

               1.12.2.2   equipment and fixtures, including motor
vehicles, furniture, and any and all additions, substitutions, replacements (including spare parts) and accessions thereof and thereto and any and all software embedded therein; and

               1.12.2.3   goods in any Credit Party's possession,
custody or control;

          1.12.3   investment property;

               1.12.4 books and records relating to any of the above, including all computer programs, printed output and computer-readable data in the possession or control of any Credit Party, any computer service bureau or any other third party;

               1.12.5 claims of any Credit Party on any policy of insurance, including claims for premium refund under any workmen's compensation policy and claims under any business-interruption or similar coverage; and

               1.12.6 products, proceeds and supporting obligations of the foregoing in whatever form and wherever located, including insurance proceeds, claims against third parties for loss or destruction of, or damage to, any of the foregoing, and income from the lease or rental of any of the foregoing.

          1.13 "Credit Accommodation" - any A/R Advance, loan or other extension of credit by Lender to or on behalf of Borrower hereunder, including any Special Credit Accommodation.

          1.14   "Credit Parties" - Borrower and Guarantors.

          1.15 "Default Rate" - four percentage points (4.0%) per annum in excess of the Interest Rate; provided, however, that, to the extent that the Default Rate is calculated with reference to the Prime Rate, any change in the Default Rate shall be effective as of the date of any change in the Prime Rate.

          1.16 "Delinquent Account" - an account owing to any Credit Party that remains uncollected more than ninety (90) days from invoice date.

          1.17 "Documents" - this Agreement, any riders, supplements and amendments hereto, and all other documents, instruments or agreements now or hereafter executed and/or delivered in connection with this Agreement, including any promissory notes, evidences of Special Credit Accommodations, mortgages, deeds of trust, security agreements, assignments, pledges, debt or lien subordination agreements, intercreditor agreements and guaranties.

          1.18 "Eligible Account" - any account owing to any Credit Party, excluding the following:

               1.18.1   any Delinquent Account;

               1.18.2 any account due from an Account Debtor that has suffered a business failure or the termination of its existence, or as to which a dissolution, insolvency or bankruptcy proceeding has been commenced, any assignment for the benefit of creditors has been made, or a trustee, receiver or conservator has been appointed for all or any part of the assets of such Account Debtor;

               1.18.3   any account due from an Account Debtor
affiliated with any Credit Party in any manner, including as stockholder, owner, partner, member, officer, director, agent or employee;

               1.18.4 any account with respect to which payment is or may be conditional;

               1.18.5 any account due from an Account Debtor that is not a resident or citizen of, not located in, or not subject to service of process in, the United States of America; provided, however, that no account shall be excluded from being an Eligible Account pursuant to this Section 1.18.5 if such account is supported by credit insurance or a letter of credit acceptable to Lender in its sole discretion;

               1.18.6 any account due from an Account Debtor that is a unit of government, including any instrumentality, division, agency, body or department thereof, except if the Account Debtor is the United States of America, and the United States of America, Lender and the Credit Party concerned enter into an assignment of claims agreement in form and substance satisfactory to Lender;

               1.18.7 any account arising from progress billing, retainage, a "bill and hold" sale or any similar arrangement;

               1.18.8 any account due from an Account Debtor as to which 25% or more of the aggregate dollar amount of all outstanding accounts owing from such Account Debtor to the Credit Parties are Delinquent Accounts;

               1.18.9 that portion of any accounts due from an Account Debtor that is in excess of 15% of the aggregate dollar amount of all outstanding accounts of the Credit Parties;

               1.18.10 any account due from an Account Debtor to a Credit Party as to which the ratio of (a) the aggregate dollar amount owing, or claimed by such Account Debtor to be owing, by such Credit Party to such Account Debtor to (b) the aggregate dollar amount of all outstanding accounts owing by such Account Debtor to such Credit Party exceeds 20% (or, with respect to particular Account Debtors, such higher percentage as Lender may from time to time agree to in its sole discretion); provided, however, that, if such ratio is 20% (or such higher percentage as so agreed to) or less, then the foregoing shall not apply, and instead the aggregate dollar amount owing, or claimed by such Account Debtor to be owing, from such Credit Party to such Account Debtor shall be deducted from the aggregate amount of Eligible Accounts due from such Account Debtor to such Credit Party;

               1.18.11 any account that is not free of all liens, encumbrances, charges, rights and interests of any kind (other than in favor of Lender);

               1.18.12 any account that is supported or represented by a promissory note, post-dated check or letter of credit, unless such instrument is actually delivered to Lender and endorsed or assigned to the satisfaction of Lender;

               1.18.13 any account as to which the related Account Debtor disputes liability or is unwilling to verify the outstanding amount; and

               1.18.14 any account that is unsuitable for purposes of determining the A/R Borrowing Base, as determined by Lender in its sole discretion.

          1.19   "Event of Default" - as defined in Section 10.1.

          1.20 "Guaranty" - a continuing guaranty in form and substance acceptable to Lender by which a Guarantor guarantees the Obligations of Borrower.

          1.21 "Interest Rate" - the variable rate of interest per annum equal to the greater at all times of: (a) three percent (3%) per annum in excess of the Prime Rate in effect from time to time; or (b) nine percent (9%) per annum; provided, however, that, to the extent the Interest Rate is calculated with reference to the Prime Rate, any change in the Interest Rate shall be effective as of the first day of the month following the date of any change in the Prime Rate.

          1.22   "Key Employees" - Daniel J. Brinker and Ryan P. Vice.

          1.23   "Lending Office" - Lender's office referred to in
Section 21.1.

          1.24 "Lien" - any lien, pledge, security interest, encumbrance or charge of any kind, including any conditional-sale or other title-retention arrangement and any similar preferential arrangement.

          1.25 "Loan Agreement Supplement" - a supplement to this Agreement substantially in the form attached hereto as Exhibit C.

          1.26   "Loan Fee" - $20,000.00.

          1.27   "Minimum Monthly Charge" - $4,000.00.

          1.28 "Monetary Collateral" - money, cash, checks and other means of payment in tangible form.

          1.29   "Negotiable Collateral" - as defined in Section 5.5.1.

          1.30 "Net Face Amount" - with respect to an account, the gross face amount of such account, less all trade discounts or other deductions to which the Account Debtor is entitled.

          1.31   "Obligated Party" - as defined in Section 5.2.

          1.32 "Obligations" - all present and future obligations owing by the Credit Parties to Lender, whether or not for the payment of money, whether or not evidenced by a note or other instrument or an A/R Advance, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any case with respect to any Credit Party under the United States Bankruptcy Code or any similar statute, including the following: obligations in respect of the Revolving Credit Facility (including the A/R Advances and Special Credit Accommodations); obligations arising pursuant to letters of credit, acceptance transactions or any other financial accommodations; and all principal, interest, fees, charges, expenses, indemnities, attorneys' fees and accountants' fees chargeable to any Credit Party or incurred by Lender in connection with this Agreement, any other Document and/or the transaction(s) related hereto and thereto.

          1.33 "Prime Rate" - at any time any determination thereof is to be made, the prime rate, base rate or reference rate announced by Wells Fargo Bank, N.A. at its head office in San Francisco, California.

          1.34 "Reference" - a judicial reference conducted pursuant to this Agreement in accordance with the law of the State of California, as in effect at the time the referee is selected pursuant to Section 21.8.1.

          1.35 "Revolving Credit Facility" - Lender's agreement to make A/R Advances to Borrower pursuant to Section 2.1.

          1.36   "Special Credit Accommodation" - as defined in Section
2.1.3.

          1.37 "Special Credit Accommodation Fee" - three percent (3%) of the original amount of any Special Credit Accommodation.

          1.38 "Subordinating Creditor" - each of Brody Enterprises and TonerType of Florida, LLC.

          1.39 "Subordination Agreement" - a subordination agreement in form and substance acceptable to Lender whereby a Subordinating Creditor subordinates in favor of Lender (a) obligations owed to such Subordinating Creditor by a Credit Party and/or (b) a Lien on property of a Credit Party in favor of such Subordinating Creditor.

          1.40   "Termination Charge" - the greater of:

               1.40.1 the daily average of all interest and fees paid by Borrower to Lender hereunder for the six full calendar months (or portion thereof if obligations have not been outstanding hereunder for at least six full calendar months) preceding the date of calculation, applied pro rata to the period of computation determined pursuant to
Section 3.3.11; and

               1.40.2 the Minimum Monthly Charge, applied pro rata to the period of computation determined pursuant to Section 3.3.11.

          1.41 "Termination Date" - the date on which this Agreement is terminated in accordance with the terms hereof.

     2.   Credit Facilities.

          2.1 Revolving Credit Facility. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until termination pursuant to the terms hereof:

               2.1.1 Advances. Lender will from time to time make advances ("A/R Advances") to Borrower, less any Availability Reserves, so long as, before and after each such A/R Advance, the Obligations relating only to A/R Advances do not exceed the A/R Allowable Amount.

               2.1.2 Reduction of A/R Borrowing Base. Lender may, in its sole discretion from time to time, reduce the A/R Borrowing Base to the extent Lender determines in good faith that: (a) the dilution with respect to the accounts of the Credit Parties for any period (based on the ratio of (i) the aggregate amount of reductions in such accounts other than as a result of payments in cash to (ii) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels; (b) the accuracy of any Credit Party's record-keeping with respect to accounts is called into question; or (c) the general creditworthiness of Account Debtors has declined. In determining whether to reduce the A/R Borrowing Base, Lender may consider events, conditions, contingencies or risks that are also considered in determining Eligible Accounts or in establishing Availability Reserves.

               2.1.3 Special Credit Accommodations. Lender may, in its sole and absolute discretion from time to time, make A/R Advances to Borrower in excess of the A/R Allowable Amount (any A/R Advance extended to Borrower pursuant to this section being a "Special Credit Accommodation").

               2.1.4   General Provisions Relating to Revolving Credit
Facility.

                    2.1.4.1 Crediting of Borrower's Account. A/R Advances by Lender may be made by deposits or transfers to Borrower's Account.

                    2.1.4.2 Authorization for Credit Accommodations. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit Accommodations:

                    2.1.4.2.1 upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Borrower;

                    2.1.4.2.2 upon electronic instructions received from anyone with access to request A/R Advances through Lender's website; or

                    2.1.4.2.3 at the sole discretion of Lender, and notwithstanding any other provision of this Agreement, if necessary to meet any Obligations, including any interest not paid when due.

          2.2 Use of Proceeds. The A/R Advances and Special Credit Accommodations shall be used by Borrower for ordinary working capital purposes, including for making advances to Borrower's direct and indirect subsidiaries, unless otherwise agreed in writing by Lender.

     3.   Payments by Borrower.

          3.1 Payment of Credit Accommodations and Other Obligations. Borrower will repay the Credit Accommodations and pay its other Obligations in accordance with the terms of this Agreement and the other Documents. The Credit Accommodations and other Obligations of Borrower may be evidenced by a promissory note, invoice, statement, electronic record, entry on Lender's records or otherwise.

               3.1.1 Advances. Borrower will repay the outstanding A/R Advances in full on the Termination Date.

               3.1.2 Special Credit Accommodations. Borrower will repay all Special Credit Accommodations on the earlier to occur of (a) the date on which demand for repayment is made by Lender and (b) the Termination Date.

          3.2   Interest.

               3.2.1 Basic Interest. Subject to Section 3.2.2, interest on the Obligations shall be payable monthly in arrears and shall be computed at the Interest Rate. All interest payable hereunder shall be due on the first day of each calendar month following the accrual thereof.

               3.2.2 Default Interest. Upon the occurrence and during the continuation of an Event of Default, Borrower will pay interest to Lender on the Obligations at the Default Rate, in lieu of basic interest as described in Section 3.2.1, payable monthly in arrears (or from time to time upon demand by Lender), before as well as after judgment.

          3.3   Fees.

               3.3.1 Loan Fee. Borrower will pay the Loan Fee to Lender, without offset, deduction, demand or proration, (a) concurrently with the first Credit Accommodation hereunder (the "Loan Fee Date") and (b) on each anniversary of the Loan Fee Date. Any portion of the Loan Fee not paid when due shall accrue interest at the applicable interest rate set forth herein.

               3.3.2 Administrative Fee. Borrower will pay Lender the A/R Administrative Fee monthly, in arrears, on the first day of each calendar month following the accrual thereof.

               3.3.3 Special Credit Accommodation Fee. Simultaneously with the making of each Special Credit Accommodation, Borrower will pay to Lender the applicable Special Credit Accommodation Fee.

               3.3.4 Late-Reporting Fee. If Borrower fails to deliver or cause to be delivered to Lender, within five (5) business days after the date on which Borrower is obligated to deliver or cause to be delivered the same to Lender pursuant to this Agreement or any other Document, any accounts receivable aging report, accounts payable aging report, inventory report, customer master report or other information specified by Lender that Borrower is obligated to provide or cause to be provided to Lender pursuant to this Agreement or any other Document, Borrower will pay Lender a late-reporting fee of $50 for each instance in which any such report or information is not delivered to Lender within five (5) business days after the required date. In addition, Borrower will pay Lender a late-reporting fee of $250 for each week or part thereof that any financial statement required to be provided by Borrower to Lender pursuant to Section 8.1.1 or 8.1.2 is not delivered to Lender by the applicable date specified therein.

               3.3.5 Misdirected-Payment Fee. If any payment on an account is received by any Credit Party and not delivered in kind to Lender within three (3) business days thereafter, Borrower will immediately pay to Lender, in addition to such payment, the amount equal to fifteen percent (15%) of the amount of such payment.

               3.3.6 Manual-Processing Fee. If, within sixty (60) days after the date of this Agreement, Borrower does not commence delivering accounts receivable aging reports and customer master reports to Lender in an electronic format acceptable thereto, Borrower will thereafter pay Lender a manual-processing fee of $250 for each such report that is not so delivered to Lender.

               3.3.7 Funds-Transfer Fee. Borrower will pay to Lender, without duplication, (a) a fee of $20 for the first wire-transfer of funds to Borrower on any business day, (b) a fee of $50 for each subsequent wire-transfer of funds to Borrower on the same business day,
(c) a fee of $50 for each wire-transfer of funds other than to Borrower and (d) a fee of $75 for each wire-transfer of funds outside the United States of America.

               3.3.8 Funds-Receipt Fee. Borrower will pay Lender a fee of $10 for each electronic transfer of funds received by Lender from an Account Debtor into any deposit account other than one of the accounts, if any, maintained by Lender at Wells Fargo Bank, N.A., or one or more other banks, for the benefit of the Credit Parties (each a "Blocked Account").

               3.3.9 Returned-Check Fee. Borrower will pay Lender a returned-check fee of $25 for each check of an Account Debtor that is deposited into any deposit account other than a Blocked Account (as defined in Section 3.3.8) and thereafter returned because of the maker's failure to pay the same.

               3.3.10   Minimum Monthly Charge.

                    3.3.10.1 For any full calendar month in which the sum of (i) interest and (ii) the A/R Administrative Fee earned by Lender is less than the Minimum Monthly Charge, Lender will debit the difference to the Obligations as of the first day of the following calendar month, until the date on which all Obligations have been paid (whether or not this Agreement has theretofore been terminated).

                    3.3.10.2 In the event that this Agreement begins on other than the first day of a calendar month or that the Obligations are fully paid on other than the last day of a calendar month, the preceding section shall apply pro rata to such month.

               3.3.11   Termination Charge.

                    3.3.11.1 If this Agreement and all of Lender's obligations hereunder are terminated pursuant to Section 10.2.1.1 or
10.2.2.1 (irrespective of whether Lender has previously given notice of termination to Borrower pursuant to Section 11.1), Borrower will pay Lender the Termination Charge, computed from the date on which all other Obligations have been fully paid to the next Anniversary Date that is at least sixty (60) days after the day on which Lender's obligations hereunder are terminated pursuant to Section 10.2.1.1 or 10.2.2.1.

                    3.3.11.2 If Borrower requests Lender to consent to termination of the Revolving Credit Facility on a date earlier than
Section 11.2 permits, Borrower will pay Lender the Termination Charge, computed from the date on which all other Obligations have been fully paid to the next Anniversary Date that is at least sixty (60) days after the date on which such request is actually received by Lender.

          3.4   In General.

               3.4.1 Place of Payments. All payments by any Credit Party hereunder shall be made to Lender at the Lending Office, or at such other place as Lender may designate to Borrower in writing.

               3.4.2   Crediting of Payments.

                    3.4.2.1 Interest Calculations. All payments received by Lender for the account of Borrower shall, for the purpose of computation of interest on the A/R Advances under the Revolving Credit Facility, be credited to the A/R Advances under the Revolving Credit Facility on the fifth (5th) business day after receipt by Lender.

                    3.4.2.2 Generally. No payments received by Lender purportedly in satisfaction of any of the Obligations shall constitute payment thereof unless and until final payment thereof. All fees paid by Borrower pursuant to this Agreement shall be nonrefundable.


               3.4.3 Prepayments; Application of Payments. Borrower shall have the right to make payments at any time in reduction of the A/R Advances, in whole or in part; provided, however, that Lender may apply any payments received to the A/R Advances in any manner and in any order as Lender may determine in its sole discretion, notwithstanding any contrary instructions.

               3.4.4 Calculation of Interest and Fees. All interest and fees charged hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed. Notwithstanding anything to the contrary contained herein, any interest rate calculated hereunder shall be rounded to the closest 1/8 of 1%, with no adjustments made for rate changes of less than 1/8 of 1%.

     4. Grant of Security Interest. To secure the payment and performance of the Obligations, including, in the case of each Guarantor, such Guarantor's obligations under its Guaranty, each Credit Party hereby pledges, assigns and grants to Lender a continuing security interest in the Collateral owned by such Credit Party.

     5.   Collection and Administration of Accounts.

          5.1   Collection.

               5.1.1 Monetary Collateral. Each Credit Party is authorized to collect Monetary Collateral on behalf of and in trust for Lender, in accordance with the terms hereof and at such Credit Party's expense; provided, however, that, after the occurrence of an Event of Default, Lender may modify or terminate such authority at any time, in its sole discretion, and may collect any of the Monetary Collateral directly. Each Credit Party will, at such Credit Party's expense and in the manner requested by Lender from time to time, direct that Monetary Collateral be (or, if received by such Credit Party, will immediately cause the same in kind to be) (a) sent to a post office box designated by Lender and maintained in the name of Lender or a Credit Party, but in either case as to which access is limited solely to Lender, and/or
(b) deposited into a bank account maintained in the name of Lender and/or into a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred to Lender. In connection with the foregoing, the Credit Parties will execute such post office box and/or blocked bank account agreements as Lender requires.

               5.1.2 Electronic Proceeds of Collateral. If any Account Debtor is to make payment to a Credit Party by wire transfer or other electronic funds-transfer mechanism, such Credit Party will direct such Account Debtor to make such payment directly to a bank account designated by Lender from time to time. In the event that any Credit Party otherwise receives any proceeds of Collateral from any person or entity in the form of a wire transfer or other electronic funds-transfer mechanism, such Credit Party will immediately pay such proceeds to Lender (or cause the same to be paid to Lender) by wire transfer.

          5.2 Lender's Powers. Each Credit Party hereby authorizes Lender and any designee of Lender, at such Credit Party's sole expense, to exercise in Lender's or such designee's sole discretion any or all of the following powers, which powers are irrevocable until the Obligations have been paid in full and Lender's obligation to make Credit Accommodations has terminated: (a) to receive, take, endorse, assign, deliver, accept and deposit, at any time and in the name of Lender or such Credit Party, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof; (b) to request from any person or entity, including any Account Debtor, obligated with respect to any Collateral, including accounts (an "Obligated Party"), or any bailee, at any time and in the name of such Credit Party, Lender or any designee of Lender (or by a pseudonym), verification of any amounts owing with respect to the Collateral or any other information concerning the Collateral; (c) at any time after the occurrence of an Event of Default, to notify any Obligated Party, by means of a letter substantially in the form of the letters attached hereto as Exhibits A-1 through A-4, that the Collateral has been assigned to Lender by such Credit Party and that payment of accounts and other Collateral is to be made to the order of and directly and solely to Lender, or to notify any bailee as to the disposition of Collateral; (d) at any time after the occurrence of an Event of Default, to require that all invoices and statements sent by such Credit Party to any Obligated Party or any bailee state that the Collateral has been assigned to Lender and that any payments in respect thereof are to be made directly and solely to Lender; (e) at any time after the occurrence of an Event of Default, to take or bring, in the name of Lender or such Credit Party, all such actions, suits or proceedings as Lender may deem necessary or desirable to demand, collect, enforce payment of and otherwise realize upon the Collateral (but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof); (f) at any time after the occurrence of an Event of Default, to change the address for delivery of mail to such Credit Party, and to receive and open mail addressed to such Credit Party; (g) at any time after the occurrence of an Event of Default, upon any terms and conditions, to extend the time of payment of, compromise, or settle for cash, credit or return of merchandise, any and all accounts or other Collateral, and to discharge or release any Obligated Party without affecting any of the Obligations; (h) to execute in the name of such Credit Party and to file against such Credit Party in favor of Lender, at any time, financing statements or amendments thereto with respect to any or all of the Collateral; and (i) to execute in the name of such Credit Party, and to file on behalf of such Credit Party with such governmental authorities as are appropriate, at any time, such documents (including applications and certificates) as may be required for the purpose of having such Credit Party qualified to transact business in a particular state or geographic location.

          5.3 Release. Each Credit Party hereby releases and exculpates Lender and its officers, employees, agents, designees, attorneys and accountants from any liability arising from any acts under this Agreement or in furtherance thereof, whether of omission or commission and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event shall Lender have any liability to any Credit Party for lost profits or other special or consequential damages.

          5.4 No Modification of Accounts. After written notice by Lender to Borrower, and automatically, without notice, after an Event of Default, no Credit Party will, without the prior written consent of Lender in each instance, (a) grant any extension of time for payment of any account, (b) compromise or settle any account for less than the full amount thereof, (c) release in whole or in part any Obligated Party or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any account.

          5.5 Delivery of Collateral and Information Concerning Collateral. At such times as Lender may request to Borrower and in the manner specified by Lender, Borrower will deliver or cause to be delivered to Lender or Lender's representative original invoices, agreements, proofs of rendition of services and delivery of goods, and other documents evidencing or relating to the transactions that gave rise to any of the Collateral, together with customer statements, schedules describing the accounts, statements of account and/or confirmatory assignments to Lender of the accounts, in form and substance satisfactory to Lender and duly executed by the Credit Parties as requested by Lender to Borrower. Without limiting the provisions of any other section of this Agreement, Borrower will promptly notify Lender in writing of any Credit Party's granting of credits, discounts, allowances, deductions, return authorizations or the like with respect to any accounts, other than in the ordinary course of such Credit Party's business. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any account therefrom) limit or in any way be construed as a waiver, limitation or modification of any Lien or right of Lender or any warranty, representation or covenant of any Credit Party under this Agreement.

               5.5.1 In addition, in the event that any Collateral, including proceeds, is evidenced by or includes a letter of credit, advice of credit, instrument, money, negotiable document, chattel paper or similar property (collectively "Negotiable Collateral"), the Credit Party owning the same will, immediately upon written request therefor from Lender to Borrower, endorse and assign such Negotiable Collateral over to Lender, and Borrower will deliver or cause to be delivered to Lender actual physical possession of such Negotiable Collateral.

          5.6 Inspection. From time to time as requested by Lender and at the sole expense of the Credit Parties, Lender or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including each Credit Party's books and records, and each Credit Party will permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender, Lender may use any Credit Party's personnel, equipment (including computer equipment, programs, printed output and computer-readable media), supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Each Credit Party hereby irrevocably authorizes all accountants and third parties, substantially in the form attached hereto as Exhibit B, to disclose and deliver to Lender at the Credit Parties' expense all financial information, books and records, work papers, management reports and other information in their possession relating to such Credit Party. In addition to the foregoing, each Credit Party hereby authorizes Lender at any time to access electronically any information concerning accounts maintained by such Credit Party with any bank or other financial institution, so long as such access is in furtherance of, or to monitor compliance with, the terms of this Agreement.

     6.   Conditions Precedent to All Credit Accommodations.

          6.1 Subject to the other terms and conditions contained in this Agreement, Lender's obligation to make the first and all subsequent Credit Accommodations available to Borrower is subject to the satisfaction or waiver of, immediately prior to or concurrently with the making of such Credit Accommodation, the conditions precedent set forth below.

               6.1.1   Documents. This Agreement and all other
Documents required by Lender shall have been executed by the Credit Parties and all other parties thereto.

               6.1.2   Representations and Warranties. All
representations and warranties to Lender set forth herein or in any of the other Documents shall be true, accurate and complete in all respects.

               6.1.3 No Event of Default. There shall not exist an Event of Default or an event that, with the giving of notice or the passage of time, or both, would be or become an Event of Default.

               6.1.4 Payment of All Fees. Borrower shall have paid to Lender all accrued and unpaid fees and other amounts due and payable under this Agreement, including all of Lender's attorneys' fees.

          6.2 Conditions to Lender's Obligation to Lend. All conditions to Lender's obligation to make Credit Accommodations hereunder are imposed solely and exclusively for the benefit of Lender and may be freely waived or modified in whole or in part by Lender at any time.

     7. Representations and Warranties of Credit Parties. Each Credit Party, with respect to itself and the Collateral provided thereby, represents and warrants to Lender as set forth below, the truth and accuracy of which and compliance with which shall be continuing conditions to the making of any Credit Accommodations.

          7.1 Priority Interest. No person or entity other than Lender has (or, in the case of after-acquired Collateral, will have, at the time such Credit Party acquires rights therein) any interest in the Collateral, including any Lien on the Collateral, except as permitted by Section 9.

          7.2 Accounts. As to each account composing part of the Collateral, except as disclosed in writing to Lender at the time such account arises: (a) each is valid and legally enforceable and represents an undisputed bona fide indebtedness incurred by the Account Debtor thereon for the sum reported to Lender; (b) each arises from an absolute and unconditional sale of goods, without any right of return or consignment, or from a completed rendition of services; (c) none is subject, at the time it arises, to any defense, offset, dispute, contra relationship or counterclaim or to any given or claimed credit, allowance or discount; and (d) all statements made, and all unpaid balances and other information appearing, in the invoices, agreements, proofs of rendition of services and delivery of goods, and other documentation relating to each account, and all confirmatory assignments, schedules, statements of account, and books and records with respect thereto, are true and correct and in all respects what they purport to be.

          7.3 Condition of Equipment. All of such Credit Party's equipment is, and such Credit Party will keep all of its equipment, in good order and repair and in running and marketable condition, ordinary wear and tear excepted.

     8. Affirmative Covenants. Until payment in full of the Obligations and termination of all obligation of Lender to extend credit to Borrower hereunder, the Credit Parties agree for the benefit of Lender as set forth below.

          8.1   Financial Statements, Reports and Certifications.
Borrower will furnish to Lender, in form and scope satisfactory thereto:

               8.1.1 Annual Financial Statements. As soon as possible after the end of each fiscal year of Borrower and in any event within ninety (90) days thereafter, (a) a complete copy of Borrower's consolidated financial statements, including (i) the management letter, if any, (ii) the consolidated balance sheet as of the close of the fiscal year, (iii) the consolidated income statement for such year and
(iv) the consolidated statement of cash flows for such year, all reviewed by certified public accountants selected by Borrower and satisfactory to Lender, and (b) a statement certified by the chief financial officer or president of Borrower that the Credit Parties are in compliance with all the terms, conditions, covenants, representations and warranties of this Agreement;

               8.1.2   Other Financial Statements. Not later than sixty
(60) days after the close of each fiscal quarter of Borrower (an "Accounting Period"), Borrower's consolidated balance sheet as of the close of such Accounting Period and its consolidated income statement for that portion of the then current fiscal year through the end of such Accounting Period, certified by Borrower's chief financial officer or president as being complete and correct and fairly representing Borrower's consolidated financial condition and consolidated results of operations for such Accounting Period;

               8.1.3   Account Reports.

                    8.1.3.1 On or before (a) the fifteenth day of each month and (b) the last day of each month, or more frequently if Borrower so desires, such information concerning the Credit Parties' accounts as Lender may request, including names and addresses of Account Debtors, sales journals, credit memos, debit memos and cash discounts;

                    8.1.3.2 On or before (a) the fifteenth day of each month and (b) the last day of each month, an aging report as of such day with respect to the Credit Parties' accounts, together with, in the case of the latter such report, a reconciliation of the Credit Parties' records with Lender's; and

                    8.1.3.3 On or before the fifteenth day of each month, an aging report with respect to the Credit Parties' accounts payable, aged by invoice date, as of the last day of the preceding month;

                    8.1.4   Legal Proceedings. Promptly after the
commencement thereof, notice of all actions, suits, investigations, litigation, arbitrations, judicial reference proceedings and administrative proceedings to which any Credit Party is a party or otherwise affecting any Credit Party;

                    8.1.5 Defaults. Promptly upon the occurrence thereof, notice of any Event of Default, including any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Credit Party; and

                    8.1.6 Other Information. Promptly upon request by Lender, such other information concerning the business, condition
(financial or otherwise), operations, performance, properties or prospects of any Credit Party as Lender may from time to time request.

          Lender shall be entitled to rely upon any financial statements, reports, certifications, appraisals, notices and other information provided to Lender under Section 8 or under any other provision of this Agreement or any of the other Documents, whether provided in original, by facsimile, electronically or otherwise, by anyone purporting to be an officer, employee or representative of any Credit Party or with access to Lender's website.

          8.2   Expenses.

               8.2.1 Generally. Borrower will pay all reasonable out-of-pocket expenses of Lender (including fees and disbursements of Lender's counsel) incident to or arising from any of the following (whether or not in connection with any judicial or other dispute-resolution proceedings involving tort, contract or other claims):

                    8.2.1.1 the preparation, negotiation, execution, administration and enforcement of the Documents, any amendments, extensions and renewals thereof, and any other documents prepared in connection with any transactions between any Credit Party and Lender, whether or not executed;

                    8.2.1.2 any reasonable expenses incurred by Lender (whether or not for the benefit of any Credit Party) under this Agreement, including all expenses for postage relating to the mailing of statements, invoices and verifications and expenses for background checks and investigations of the Credit Parties and their respective shareholders, principals and Key Employees;

                    8.2.1.3   the protection of Lender's rights under
the Documents;

                    8.2.1.4 defending against any and all claims against Lender relating to any of its acts of commission or omission directly or indirectly relating to the Documents; and/or

                    8.2.1.5 in any way arising out of a bankruptcy, reorganization or similar proceeding commenced by or against any Credit Party, including expenses incurred in enforcing or defending Lender's claims against any Credit Party or against any collateral granted to Lender under the Documents, in defending any avoidance actions and in administering or monitoring said proceeding.

               8.2.2 Indemnification. Borrower will indemnify Lender against, and save Lender harmless from, any and all liability with respect to any stamp or other taxes (other than income taxes) that may be determined to be payable in connection with the execution of the Documents or any action of Lender with respect to the collateral granted to Lender under the Documents, including the transfer of the collateral to Lender's name or that of Lender's nominee or any purchaser at a foreclosure sale.

               8.2.3 Audit Expenses. Borrower will reimburse Lender at the rate of $800 per person per day, together with all out-of-pocket expenses incurred, for all audits conducted by Lender with respect to all or any portion of the Collateral and/or the Credit Parties' financial and other records. Such audits may be conducted by Lender from time to time in its sole discretion and may be handled by Lender's own personnel and/or by outside auditors engaged by Lender (and in either such case shall be reimbursed as specified above).

          8.3 Costs and Expenses - Enforcement of Judgments. Borrower will reimburse Lender for all reasonable costs and expenses, including attorneys' fees, that Lender incurs in enforcing any judgment rendered in connection with this Agreement or any of the other Documents. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, any such judgment.

          8.4 Taxes and Expenses Regarding Credit Parties' Assets. Each Credit Party will make timely payment or deposit of all taxes, assessments and contributions required of such Credit Party. If any Credit Party fails to make any such payment or deposit or to furnish proof of the same, Lender may, in its sole discretion and without notice to any Credit Party, (a) make payment of all or any portion thereof or (b) set up such reserves against the A/R Allowable Amount as Lender deems necessary to satisfy the liability therefor, or both. Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate governmental agency. No payment made by Lender shall constitute either (i) an agreement by Lender to make similar payments in the future or (ii) a waiver by Lender of any default under the Documents. Lender shall have no obligation to inquire into or contest the validity of any expense, tax or Lien, and the receipt of an official notice requiring the payment thereof shall be conclusive evidence that the same is validly due and owing.

          8.5 Location of Collateral. Immediately upon any Credit Party's forming an intention to change the location of its chief place of business or of any of the Collateral, Borrower will give Lender written notice of the same.

          8.6 Change in Name. Immediately upon any Credit Party's forming an intention to change its name or form of business organization, Borrower will give Lender written notice of the same.

          8.7 Insurance. The Credit Parties will at all times maintain, with financially sound and reputable insurers, casualty insurance with respect to the Collateral and the Credit Parties' other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Each Credit Party hereby irrevocably authorizes Lender and any designee of Lender to obtain at such Credit Party's expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to, such insurance or to amend or cancel such insurance. Borrower will deliver to Lender evidence of such insurance and a lender's loss-payable endorsement naming Lender as loss payee as to all existing and future insurance policies relating to the Collateral. Borrower will deliver to Lender, in kind, all instruments representing proceeds of insurance received by any Credit Party. Lender may apply any and all insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to the payment of or as security for any of the Obligations, whether or not due, in any order or manner as Lender determines.

          8.8 Additional Guarantors. Borrower will cause each entity that becomes a direct or indirect subsidiary of Borrower after the date hereof to deliver to Lender, within 10 days after such entity becomes such a subsidiary, the following documents in form and substance reasonably satisfactory to Lender and in the number of originals requested thereby: (a) a Guaranty and a Loan Agreement Supplement, duly executed by such entity; and (b) certificates and other documents for such entity equivalent to those (including Exhibits A-2 through A-4) provided by the other Guarantors. Upon the execution and delivery by any such entity of a Guaranty and a Loan Agreement Supplement, such entity shall become and be a Guarantor, and each reference in this Agreement to "Guarantor" or "Guarantors" (or, accordingly, to "Credit Party" or "Credit Parties") shall also mean and be a reference to such entity.

     9. Negative Covenant. Until payment in full of the Obligations and termination of all obligation of Lender to extend credit hereunder, no Credit Party will suffer to exist any Lien upon any of its assets, except for (a) Liens in favor of Lender and (b) any purchase-money Lien on new equipment acquired by such Credit Party.

    10.   Events of Default and Remedies.

          10.1 Events of Default. Each of the following events or conditions shall constitute an "Event of Default":

               10.1.1   Borrower defaults in the payment of any
Obligation in respect of principal when due, whether at stated maturity, upon acceleration or otherwise; or Borrower defaults in the payment of any interest, fee or other Obligation when due, and such default continues unremedied for three (3) business days.

               10.1.2 any certification, representation or warranty to Lender in or in connection with any of the Documents is incorrect in any material respect when made;

               10.1.3 any Credit Party is in default with respect to any term, covenant or condition (other than any referred to in Section 10.1.1) contained in any of the Documents or in any other document, instrument, agreement or indebtedness entered into by such Credit Party with or in favor of Lender;

               10.1.4 the Obligations in respect of the A/R Advances at any time exceed the A/R Allowable Amount;

               10.1.5 any Credit Party (a) fails to pay any indebtedness thereof (other than any of the Obligations) when due or
(b) is in default with respect to any term, covenant or condition contained in any document, instrument or agreement entered into in connection with any such indebtedness, in either case beyond any applicable grace period;

               10.1.6 any Credit Party fails to pay any payroll tax obligation when due;

               10.1.7 an order for relief is entered against any Credit Party by any United States Bankruptcy Court; any Credit Party does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h)); any Credit Party makes an assignment for the benefit of creditors; any Credit Party applies for or consents to the appointment of a custodian, receiver, trustee or similar officer for it or for any substantial part of its assets; any proceeding seeking the appointment of such a custodian, receiver, trustee or similar officer in respect of any Credit Party is commenced without its application or consent, and such proceeding continues undischarged or unstayed for thirty (30) days or an order or decree approving or ordering such an appointment is entered; any Credit Party institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; any such proceeding is instituted (by petition, application or otherwise) against any Credit Party, and such proceeding continues undismissed or unstayed for thirty (30) days or an order for relief is entered in any such proceeding; or any judgment, writ, warrant of attachment, execution or similar process is issued or levied against a material portion of the assets of any Credit Party;

               10.1.8 an adverse change occurs with respect to the financial condition or operations of any Credit Party, which change results in a material impairment, in the reasonable judgment of Lender, in the prospect of payment of the Obligations;

               10.1.9 a sale, hypothecation or other disposition is made of a beneficial interest in any class of voting stock of, or other equity interest in, any Credit Party, resulting in a change in control of such Credit Party;

               10.1.10 any material provision of any Document for any reason ceases to be valid and binding on, or enforceable against, any party thereto other than Lender; or any such party so states in writing;

               10.1.11 any Subordinating Creditor fails to perform or observe any of its obligations under any Subordination Agreement or notifies Lender of such Subordinating Creditor's intention to rescind, modify, terminate or revoke any Subordination Agreement with respect to future transactions; or any Subordination Agreement ceases to be in full force and effect for any reason whatsoever;

               10.1.12 except as permitted by Section 9 or as otherwise permitted by Lender in writing, any security agreement, pledge agreement, mortgage, deed of trust or other Document granting a security interest or other Lien in favor of Lender ceases to create for any reason (except pursuant to the terms thereof) a valid and perfected first-priority Lien on any of the collateral purported to be covered; or

               10.1.13 any of the Key Employees fails to devote 100% of his or her efforts in furtherance of the business affairs of the Credit Parties for any 30-day period or ceases to be employed by Borrower;

               10.1.14 loss, theft, destruction, or sale (other than sale of inventory in the ordinary course of business) of any collateral with respect to which Lender has been granted a security interest or other Lien under any Document; or

               10.1.15    any Credit Party liquidates, dissolves,
terminates or suspends its business operations or otherwise fails to operate its business in the ordinary course, or sells all or substantially all of its assets, without Lender's prior written consent.

          10.2   Remedies.

               10.2.1 Upon the occurrence of any Event of Default (other than an Event of Default arising under Section 10.1.7), at Lender's option:

                    10.2.1.1 Lender may declare this Agreement and all of Lender's obligations hereunder to be immediately terminated and/or Lender may refuse to make any requested A/R Advance, effective either immediately or at a future date;

                    10.2.1.2 Lender may declare all Obligations to be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Credit Parties;

                    10.2.1.3 the Obligations may accrue interest as provided in Section 3.2.2; and/or

                    10.2.1.4 Lender may, immediately and without expiration of any period of grace, enforce payment of all Obligations and exercise any and all other rights and remedies granted to it under the Documents, at law, in equity or otherwise.

               10.2.2 Upon the occurrence of any Event of Default arising under Section 10.1.7:

                    10.2.2.1   this Agreement and all of Lender's
obligations hereunder shall automatically terminate and/or Lender may refuse to make any requested A/R Advances;

                    10.2.2.2 all Obligations shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Credit Parties;

                    10.2.2.3 all Obligations shall accrue interest as provided in Section 3.2.2; and

                    10.2.2.4 Lender may, immediately and without expiration of any period of grace, enforce payment of all Obligations and exercise any and all other rights and remedies granted to it under the Documents, at law, in equity or otherwise.

          10.3 Liquidation Success Premium. To induce Lender to collect, sell or otherwise dispose of the Collateral ("Liquidation") in accordance with standards higher than those that may be commercially reasonable (but without obligating Lender to exercise such higher standards), the Credit Parties agree that, if one or more of them cease to operate as a going concern and the proceeds from Liquidation after the occurrence of an Event of Default are in excess of the Obligations at the time of such Event of Default, the Credit Parties will pay Lender a liquidation success premium of ten (10%) percent of the amount of such excess.

    11. Termination. The Revolving Credit Facility shall continue in effect until the first Anniversary Date and shall thereafter be automatically renewed successively to the next Anniversary Date, subject to the terms of this Agreement, unless:

          11.1 Lender gives Borrower notice of termination, in which event the Revolving Credit Facility shall terminate sixty (60) days after the date of such notice; or

          11.2 Borrower gives Lender notice of nonrenewal, in which event the Revolving Credit Facility shall terminate on the next Anniversary Date that is at least sixty (60) days after the date on which such notice of termination is actually received by Lender.

    12. Revocation of Right to Sell Inventory Free and Clear of Lender's Security Interest. Lender may, upon the occurrence of an Event of Default, (a) revoke the Credit Parties' right to sell inventory free and clear of Lender's security interest therein and (b) notify Account Debtors, or any other parties, of such revocation by means of language substantially equivalent to that contained in Exhibits A-1 through A-4.

    13. No Lien Termination Without Release. Notwithstanding the payment in full of all Obligations, Lender shall not be required to record any terminations or satisfactions of any of its Liens on the Collateral unless and until the Credit Parties have executed and delivered to Lender general releases that conform to California Civil Code Sections 1541 and 1542.

    14. Indemnification. Each Credit Party hereby agrees, jointly and severally with the other Credit Parties, to indemnify and hold harmless Lender and each of its officers, directors, employees, agents, advisors and affiliates (each an "Indemnified Person") from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur, or that may be claimed, asserted or awarded against any of them by any person or entity, in each case arising out of, related to or in connection with, or in connection with the preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with, any Document, any Credit Accommodation, the consummation of any transaction contemplated hereby or thereby, the use by Borrower of any Credit Accommodation or any activity contrary to the provisions of any law relating to the environment or any hazardous material, except to the extent that any such claim, damage, loss, liability, cost or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.

    15. Limitation of Liability. Lender shall not be liable or responsible for (a) any claims, demands, losses or damages made, claimed or suffered by any Credit Party (including any arising from any Credit Party's use of e-mail, Lender's website or other electronic means to send financial and other information to Lender, to request Credit Accommodations or otherwise), except such as may arise through or be caused by Lender's gross negligence or willful misconduct, or (b) any lost profits of any Credit Party arising from any breach of contract, any tort (excluding any arising from Lender's gross negligence or willful misconduct) or any other wrong arising from the establishment, administration or collection of the Obligations.

    16. Account Stated. Lender may from time to time make available to Borrower statements concerning the transactions arising hereunder, including with respect to Credit Accommodations outstanding, payments of principal and interest in respect of Credit Accommodations, ineligible accounts and availability of Credit Accommodations. Each such statement, whether made available by Lender in writing or by posting on its website (which method of availability shall be determined by Lender in its sole discretion), shall be considered correct and binding upon the Credit Parties as an account stated except to the extent that Lender receives, within thirty (30) days after the sending or posting of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

    17. Retention of Records. Lender will retain any documents, schedules, invoices or other papers delivered by the Credit Parties only for such period as Lender, in its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from any Credit Party.

    18. Notices to Third Parties. Upon the occurrence of an Event of Default, Lender shall have the right to give any Credit Party or Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender's sole discretion, including any Credit Party's financial condition.

    19. Information to Participants. Lender may furnish any financial or other information concerning the Credit Parties or any of their respective subsidiaries, whether provided to Lender pursuant to this Agreement or otherwise, to (a) any prospective or actual purchaser of any participation or other interest in any extensions of credit made by Lender to Borrower (whether under this Agreement or otherwise), (b) any prospective purchaser of any securities issued or to be issued by Lender and/or (c) any prospective lender to Lender.

    20. Entire Agreement. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. No course of prior dealings between the parties, no usage of trade, and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain or modify any term used herein. In the event of any conflict between a term or condition of this Agreement and a term or condition of any document(s) executed in connection herewith, the term or condition of this Agreement shall govern. This Agreement has been fully reviewed and negotiated between the parties, and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lender or any Credit Party under any rule of construction or otherwise.

    21.   Miscellaneous.

          21.1 Notices. All notices required to be given to any person or entity other than Lender shall be deemed given upon the first to occur of (a) deposit thereof into a mail receptacle under the control of the United States Postal Service, (b) transmittal by electronic means to a receiver under the control of such person or entity or (c) actual receipt by such person or entity or an employee or agent thereof. All notices required to be given to Lender hereunder shall be deemed given upon actual receipt by a responsible officer of Lender. For the purposes hereof, notices hereunder shall be sent to the following addresses or to such other addresses as each such person or entity may hereafter specify in writing:

Credit Parties

         American TonerServ Corp.
         420 Aviation Blvd., Suite 103
         Santa Rosa, CA 95403
         Telephone Number: (800) 736-3515
         Telefacsimile Number: (707) 540-6044
         Attention:  Daniel J. Brinker, President & CEO

Lender

          Celtic Capital Corporation
          2951 28th Street, Suite 2030
          Santa Monica, CA 90405
          Telephone Number: (310) 314-7333
          Telefacsimile Number: (310) 314-7338
          Attention: Mark Hafner, President and CEO

          21.2 Survival. All representations, warranties and agreements of the Credit Parties herein shall survive the extension of Credit Accommodations hereunder, and all such representations, warranties and agreements shall be effective so long as any obligation owed to Lender by any Credit Party remains unsatisfied or for such longer periods as may be expressly stated.

          21.3 Amendment and Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          21.4 No Waiver. No failure to exercise or delay in exercising any right, power or remedy of Lender shall impair any right, power or remedy that Lender may have; no such delay shall be construed to be a waiver of any of such right, power or remedy or an acquiescence in any breach or default hereunder; and no waiver of any breach or default of any Credit Party hereunder shall be deemed a waiver of any breach or default subsequently occurring. All rights and remedies granted to Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Lender might otherwise have. Any waiver, permission, consent or approval by Lender of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

          21.5 GOVERNING LAW. ALL ISSUES ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

          21.6 Waiver of Statute of Limitations. Each Credit Party waives the pleading of any statute of limitations with respect to any and all actions in connection herewith.

          21.7 Binding Effect. This Agreement and the other Documents shall be binding upon, and shall inure to the benefit of, the Credit Parties and Lender and their respective successors and assigns, except that no Credit Party may assign any right or obligation hereunder or thereunder without the prior written consent of Lender, which consent may be granted or withheld by Lender in its sole discretion. Lender shall have the right to assign its rights and obligations under this Agreement and the other Documents, and to grant participations herein and therein, in whole or in part, without the consent of any Credit Party.

          21.8   Alternative Dispute Resolution.

               21.8.1 Claims Subject to Judicial Reference; Selection of Referee. Each Claim, including any and all questions of law or fact relating thereto, shall, at the written request of Lender or Borrower, as representative (the "Credit Party Representative") of the Credit Parties party to such Claim (Lender and such Credit Parties herein called the "Parties"), be determined by Reference. Lender and the Credit Party Representative shall select a single neutral referee, who shall be a retired state- or federal-court judge with at least 5 years of judicial experience in civil matters. In the event that Lender and the Credit Party Representative cannot agree upon a referee, the referee shall be appointed by a court having jurisdiction over the same. The Credit Parties, on the one hand, and Lender, on the other hand, shall bear equally the fees and expenses of the referee unless the referee provides otherwise in the statement of decision.

               21.8.2 Conduct of Reference. Except as otherwise provided in this Section 21.8, any Reference shall be conducted pursuant to Sections 638 through 645.1 of the California Code of Civil Procedure. The referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Agreement and the other Documents.

               21.8.3   Provisional Remedies, Self-Help and
Foreclosure. No provision of this Section 21.8 shall limit the right of any Party (a) to exercise self-help remedies (including setoff), (b) to foreclose against or sell any collateral, by power of sale or otherwise, or (c) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of a Reference. The exercise of, or opposition to, any such remedy does not waive the right of any Party to Reference pursuant to this Section 21.8.

               21.8.4 Limitation on Damages. In the event that punitive damages are permitted under the law of the State of California, the amount thereof shall not exceed a sum equal to three times the amount of actual damages as determined by the referee.

               21.8.5 Severability. In the event that any provision of any Document is found to be illegal or unenforceable, the remainder of such Document shall remain in full force and effect.

               21.8.6 Miscellaneous. In the event that multiple claims are asserted, some of which are found not subject to the provisions of this Section 21.8, the Parties agree to stay the proceedings of the claims not subject to this Section 21.8 until all other claims are resolved in accordance with this Section 21.8. In the event that claims are asserted against multiple parties, some of which are not subject to this Section 21.8, the Parties agree to sever the claims subject to this Section 21.8 and resolve them in accordance with this Section 21.8. In the event of any challenge to the legality or enforceability of this Section 21.8, the prevailing Party shall be entitled to recover the costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith.

               21.8.7 WAIVER OF JURY TRIAL. IN CONNECTION WITH ANY REFERENCE OR ANY OTHER ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER BROUGHT IN STATE OR FEDERAL COURT, THE CREDIT PARTIES AND LENDER HEREBY EXPRESSLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO TRIAL BY JURY OF ANY CLAIM.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

AMERICAN TONERSERV CORP.,
   as Borrower


By:/s/ Daniel J. Brinker
   Daniel J. Brinker
   President & CEO



CELTIC CAPITAL CORPORATION,
   as Lender


By:/s/ Alexander P. Falo
   Alexander P. Falo
   Executive Vice President
   & Chief Credit Officer



OPTIMA TECHNOLOGIES, LLC,
   as Guarantor

By:  AMERICAN TONERSERV CORP.
     Sole and Managing Member


     By:/s/ Daniel J. Brinker
        Daniel J. Brinker
        President & CEO



TONERTYPE, LLC,
   as Guarantor

By:  AMERICAN TONERSERV CORP.
     Sole and Managing Member


     By:/s/ Daniel J. Brinker
        Daniel J. Brinker
        President & CEO



NC TONERSERVE, LLC,
   as Guarantor

By:  AMERICAN TONERSERV CORP.
     Sole and Managing Member


     By:/s/ Daniel J. Brinker
        Daniel J. Brinker
        President & CEO



                               EXHIBIT A-1

                           (CELTIC LETTERHEAD)








Attention: Accounts Payable


   Re:   American TonerServ Corp. (the "Client")


Ladies and Gentlemen:

We are pleased to inform you that, to enable the Client to better service its customers, the Client has assigned its present and future accounts receivable to Celtic Capital Corporation.

To the extent that you are now indebted to the Client or may in the future become indebted to the Client, payment of such indebtedness is to be made to Celtic Capital and not to the Client or any other person or entity. The payments should be mailed to Celtic Capital at the following address:

         Celtic Capital Corporation
         2951 28th Street, Suite 2030
         Santa Monica, CA 90405

The payment instructions contained in this letter may be revoked only by a writing signed by an officer of Celtic Capital and acknowledged before a notary public.

To assist us in applying payments, please fax a copy of this letter to Celtic Capital at [310-314-7338], showing your Federal Tax
Identification Number in the following space: _____________________.

Please let us at Celtic Capital Corporation know if you have any questions concerning this matter. We thank you in advance for continuing your fine payment record.

Very truly yours,

CELTIC CAPITAL CORPORATION


By:
   Alexander P. Falo
   Executive Vice President &
   Chief Credit Officer   AUTHORIZED

AMERICAN TONERSERV CORP.


By:
   Daniel J. Brinker
   President & CEO


                             EXHIBIT A-2

                          (CELTIC LETTERHEAD)








Attention: Accounts Payable


   Re:   Optima Technologies, LLC (the "Client")


Ladies and Gentlemen:

We are pleased to inform you that, to enable the Client to better service its customers, the Client has assigned its present and future accounts receivable to Celtic Capital Corporation.

To the extent that you are now indebted to the Client or may in the future become indebted to the Client, payment of such indebtedness is to be made to Celtic Capital and not to the Client or any other person or entity. The payments should be mailed to Celtic Capital at the following address:

         Celtic Capital Corporation
         2951 28th Street, Suite 2030
         Santa Monica, CA 90405

The payment instructions contained in this letter may be revoked only by a writing signed by an officer of Celtic Capital and acknowledged before a notary public.

To assist us in applying payments, please fax a copy of this letter to Celtic Capital at [310-314-7338], showing your Federal Tax
Identification Number in the following space: _____________________.

Please let us at Celtic Capital Corporation know if you have any questions concerning this matter. We thank you in advance for continuing your fine payment record.

Very truly yours,

CELTIC CAPITAL CORPORATION


By:
   Alexander P. Falo
   Executive Vice President &
   Chief Credit Officer   AUTHORIZED

OPTIMA TECHNOLOGIES, LLC

By:    AMERICAN TONERSERV CORP.
   Sole and Managing Member


   By:
         Daniel J. Brinker
         President & CEO





                               EXHIBIT A-3

                            (CELTIC LETTERHEAD)








Attention: Accounts Payable


   Re:   TonerType, LLC (the "Client")


Ladies and Gentlemen:

We are pleased to inform you that, to enable the Client to better service its customers, the Client has assigned its present and future accounts receivable to Celtic Capital Corporation.

To the extent that you are now indebted to the Client or may in the future become indebted to the Client, payment of such indebtedness is to be made to Celtic Capital and not to the Client or any other person or entity. The payments should be mailed to Celtic Capital at the following address:

         Celtic Capital Corporation
         2951 28th Street, Suite 2030
         Santa Monica, CA 90405

The payment instructions contained in this letter may be revoked only by a writing signed by an officer of Celtic Capital and acknowledged before a notary public.

To assist us in applying payments, please fax a copy of this letter to Celtic Capital at [310-314-7338], showing your Federal Tax
Identification Number in the following space: ____________________.

Please let us at Celtic Capital Corporation know if you have any questions concerning this matter. We thank you in advance for continuing your fine payment record.

Very truly yours,

CELTIC CAPITAL CORPORATION


By:
   Alexander P. Falo
   Executive Vice President &
   Chief Credit Officer   AUTHORIZED

TONERTYPE, LLC

By:   AMERICAN TONERSERV CORP.
      Sole and Managing Member


      By:
         Daniel J. Brinker
         President & CEO




                              EXHIBIT A-4

                           (CELTIC LETTERHEAD)








Attention: Accounts Payable


   Re:   NC TonerServ, LLC (the "Client")


Ladies and Gentlemen:

We are pleased to inform you that, to enable the Client to better service its customers, the Client has assigned its present and future accounts receivable to Celtic Capital Corporation.

To the extent that you are now indebted to the Client or may in the future become indebted to the Client, payment of such indebtedness is to be made to Celtic Capital and not to the Client or any other person or entity. The payments should be mailed to Celtic Capital at the following address:

         Celtic Capital Corporation
         2951 28th Street, Suite 2030
         Santa Monica, CA  90405

The payment instructions contained in this letter may be revoked only by a writing signed by an officer of Celtic Capital and acknowledged before a notary public.

To assist us in applying payments, please fax a copy of this letter to Celtic Capital at [310-314-7338], showing your Federal Tax
Identification Number in the following space: ______________________.

Please let us at Celtic Capital Corporation know if you have any questions concerning this matter. We thank you in advance for continuing your fine payment record.

Very truly yours,

CELTIC CAPITAL CORPORATION


By:
   Alexander P. Falo
   Executive Vice President &
      Chief Credit Officer   AUTHORIZED

NC TONERSERVE, LLC

By:   AMERICAN TONERSERV CORP.
      Sole and Managing Member


      By:
         Daniel J. Brinker
         President & CEO





                                EXHIBIT B

                          [LETTERHEAD OF BORROWER]




Mr. Tom Perry-Smith
Perry-Smith, LLP
400 Capitol Mall, Suite 1200
Sacramento, CA  95814


Gentlemen:

We hereby instruct you to:

(1) send to Celtic Capital Corporation ("Lender") (a) all financial statements prepared by your office on our behalf, whether such financial statements are preliminary or final, (b) all tax returns prepared by your office on our behalf, including quarterly payroll tax returns, and (c) all reports prepared by your office as a result of any audit or other review of our operations, finances or internal controls, including any reports dealing with improper accounting practices, defalcations, financial reporting errors or misstatements, or fraud perpetrated on or by us or by any of our employees or agents;

(2) upon Lender's request, meet with representatives of Lender (a) to discuss the financial information described in paragraph (1) above, (b) to answer any questions regarding the same and (c) to make available to Lender any of the books and records concerning us that may be in your possession.

Please be advised that one of the principal purposes of the [reviewed] financial statements that you may be asked to prepare is to provide Lender with information regarding our financial condition.

All of the financial information described above must be sent to Lender prior to or simultaneously with its being sent to us.

These instructions, which cover American TonerServ Corp. and all of its direct and indirect subsidiaries, may be revoked only by a writing signed by an officer of Lender and acknowledged before a notary public.

Thank you.

Very truly yours,

American TonerServ Corp.



By:
    Daniel J. Brinker, President & CEO

cc: Celtic Capital Corporation


                                EXHIBIT C

                        LOAN AGREEMENT SUPPLEMENT



__________, 200_


Celtic Capital Corporation
2951 28th Street, Suite 2030
Santa Monica, CA 90405
Attention: Alexander P. Falo


   Re:   Loan and Security Agreement dated as of April __, 2008 among
American TonerServ Corp., the Guarantors referred to therein and Celtic Capital Corporation


Ladies and Gentlemen:

   Reference is made to the above-captioned Loan and Security Agreement (said Agreement, as in effect on the date hereof and as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, herein called the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.

   The undersigned hereby agrees that, as of the date first set forth above, (1) it is a party to the Loan Agreement as a Guarantor as if it were an original party thereto and (2) each reference in the Loan Agreement to "Guarantor" or "Guarantors" (or, accordingly, to "Credit Party" or "Credit Parties") also means and is a reference to the undersigned.

   The undersigned hereby makes each representation and warranty set forth in Section 7 of the Loan Agreement to the same extent as each other Credit Party and hereby agrees to be bound by all of the terms and provisions of the Loan Agreement to the same extent as each other Guarantor.

   THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

Very truly yours,

[Name of Additional Guarantor],
   a ____________________


By:
Name:
Title: